UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 14, 2012

COSTCO WHOLESALE CORPORATION

(Exact name of registrant as specified in its charter)

Washington	0-20355	91-1223280
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

999 Lake Drive

Issaquah, WA 98027

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 425-313-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 14, 2012, Costco Venture Mexico, a California corporation (“CVM”), CVM Purchasing Subsidiary, S.A de C.V., a corporation organized under the laws of Mexico (“Acquisition Sub” and together with CVM, the “Purchasers”), Controladora Comercial Mexicana, S.A.B. de C.V., a public corporation with variable capital organized under the laws of Mexico (“CCM”), Deutsche Bank Mexico, S.A., a credit institution organized under the laws of Mexico, and Costco de Mexico, S.A. de C.V., a corporation organized under the laws of Mexico (“Costco de Mexico”) entered into an agreement (the “Stock Purchase Agreement”) pursuant to which Purchasers have agreed to acquire the capital stock of Costco de Mexico (the “Shares”) owned by CCM (the “Acquisition”). The Purchasers are wholly owned indirect subsidiaries of Costco Wholesale Corporation, a Washington corporation (the “Company”), and the Acquisition would increase the Purchasers’ aggregate ownership interest in Costco de Mexico from 50% of the capital stock to 100% of the capital stock.

Under the Stock Purchase Agreement, Purchasers have agreed to pay CCM $10,650 million MXN (the “Purchase Price”) in consideration for the Shares. In addition, Costco de Mexico has declared a cash dividend of approximately $4,774 million MXN in the aggregate with half payable to CVM and half to CCM.

The Stock Purchase Agreement contains representations, warranties, and covenants, including a non-competition covenant restricting certain conduct of CCM and affiliates with respect to the membership warehouse club business for up to four years subject to exceptions and early termination provisions. The closing is subject to certain closing conditions, including approval of the Mexican Antitrust Commission and the shareholders of CCM, and currently is expected to take place in July 2012.

The operation and management of Costco de Mexico is currently governed by that certain Restated Corporate Joint Venture Agreement between The Price Company, Price Venture Mexico and CCM dated March 1995, as amended to date including by Amendment No. 7 to Restated Joint Venture Agreement (the “JV Agreement”). In connection with the Acquisition, CVM and CCM have agreed pursuant to the Stock Purchase Agreement to terminate the JV Agreement contingent and effective upon the closing.

The foregoing summary is qualified in its entirety by reference to the text of the Stock Purchase Agreement to be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending September 2, 2012.

Certain statements contained in this Current Report on Form 8-K constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. For these purposes, forward-looking statements are statements that address activities, events, conditions or developments that the Company expects or anticipates may occur in the future. Such forward-looking statements involve risks and uncertainties that may cause actual events, results or performance to differ materially from those indicated by such statements. These risks and uncertainties include, but are not limited to, domestic and international economic conditions, including exchange rates, the effects of competition and regulation, uncertainties in the financial markets, consumer and small business spending patterns and debt levels, conditions affecting the acquisition, development, ownership or use of real estate, actions of vendors, rising costs associated with employees (including health care costs), energy, and certain commodities, geopolitical conditions and other risks identified from time to time in the Company’s public statements and reports filed with the Securities and Exchange Commission.

Item 1.02	Termination of Material Definitive Agreement.

The information required by Item 1.02 relating to the termination of the JV Agreement is contained in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On June 14, 2012, the Company issued a press release regarding the Acquisition. The press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

  (d) Exhibits. The following exhibit is included in this report:

99.1	Press release dated June 14, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, on June 18, 2012.

COSTCO WHOLESALE CORPORATION

By:	/s/ Richard Galanti
Richard Galanti
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release dated June 14, 2012

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